Exhibit 99.1
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 14, 2008, by and between Camden Property Trust, a Texas real estate investment trust (the “Company”), and D. Keith Oden (“Executive”).
     WHEREAS, the Company and Executive have entered into a Second Amended and Restated Employment Agreement, dated as of July 11, 2003, as amended (the “Employment Agreement”); and
     WHEREAS, the Company and Executive desire to amend the Employment Agreement as set forth herein.
     NOW, THEREFORE, the Company and Executive agree as follows:
     1. Recitals. The third Recital of the Agreement is amended and restated to read in its entirety as follows:
“WHEREAS, the Executive and the Company deem it in their respective best interests to enter into an agreement for the Executive as the President of the Company on the terms and subject to the conditions set forth herein; and”
     2. Employment. Section 2(a) of the Agreement is amended and restated to read in its entirety as follows:
“Pursuant to the term and subject to the conditions of this Agreement, the Company agrees to employ the Executive during the Employment Term (as defined below) as President of the Company, and the Executive accepts such employment.”
     3. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Employment Agreement.
     4. Ratification. Except as otherwise expressly provided in this Amendment, the Employment Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with its terms.
     5. Counterparts. This Amendment may be executed in identical counterparts, which when taken together shall constitute one and the same instrument. A counterpart transmitted by facsimile shall be deemed an original for all purposes.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CAMDEN PROPERTY TRUST

By:	/s/ Dennis M. Steen Dennis M. Steen
Senior Vice President-Finance and Chief Financial Officer

EXECUTIVE

/s/ D. Keith Oden

D. Keith Oden

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